Amendment #3

to the

AUTOMATIC AND FACULTATIVE

YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

EFFECTIVE April 30, 2000

Between

PRUCO LIFE INSURANCE COMPANY

(PRUCO)

And

MUNICH AMERICAN REASSURANCE COMPANY

(MUNICH)

The parties hereby agree to the following:

•	SECTION 10a, COMMENCEMENT OF REINSURANCE COVERAGE – AUTOMATIC REINSURANCE, shall be replaced by the following:

a. AUTOMATIC REINSURANCE

MUNICH’s reinsurance coverage for any policy that is ceded automatically under this Agreement will begin and end simultaneously with PRUCO’s contractual liability for the policy reinsured.

In addition, MUNICH will be liable for benefits paid under PRUCO’s conditional receipt or temporary insurance agreement if all of the conditions for automatic reinsurance coverage under Section 6 of this Agreement are met.

For UL and VUL II policies, MUNICH’s liability under PRUCO’s conditional receipt or temporary insurance agreement is limited to the lesser of (1) MUNICH’s reinsured portion of the face amount of the policy and (2) $200,000.

For ProFunds policies, MUNICH’s liability under PRUCO’s conditional receipt or temporary insurance agreement is limited to the lesser of (1) MUNICH’s reinsured portion of the face amount of the policy and (2) $300,000.

•	SCHEDULE A, Section 1, PLANS REINSURED, shall be replaced by the following:

PLANS REINSURED:

This Agreement covers the following plans:

•	PruLife Universal (UL) – Policies issued by PRUCO (Form Number UL-2000 and all state variations)
•	PruLife Custom Premier (VUL II) – Policies issued by PRUCO (Form Number VUL-2000 and all state variations)
•	PruLife Advisor Select 2002 (Pro Funds) – Policies issued by PRUCO (Form Number VULPAS 2002 and all state variations)
•	Target Term Rider (TTR) issued by PRUCO (currently available on VUL II policies)

Excluded from reinsurance under this Agreement are the Waiver of Premium and Accidental Death Benefits included in the above reinsured policies. Also excluded from reinsurance under this Agreement are riders that provide additional life insurance on the lives of any dependent children of the policyholder. Included under this Agreement is the Living Needs Benefit rider.

•	SCHEDULE A, Section 2, AUTOMATIC PORTION REINSURED, shall be replaced by the following:

AUTOMATIC PORTION REINSURED:

US/Canadian Residents

UL-VUL II – MUNICH will automatically reinsure an amount equal to 20% of the net amount at risk related to the first layer of the face amount of insurance.

ProFunds - MUNICH will automatically reinsure an amount equal to 30% of the net amount at risk related to the first layer of the face amount of insurance.

The net amount of risk is determined as of the issue date and each subsequent policy anniversary and is defined as the death benefit minus the contract fund. The first layer of the face amount varies by age and rating class and is shown in Schedule A, Section 4 below.

Non US/Canadian Residents

UL-VUL II – MUNICH will automatically reinsure an amount equal to 20% of the net amount at risk related to the first layer of the face amount of insurance.

ProFunds - MUNICH will automatically reinsure an amount equal to 30% of the net amount at risk related to the first layer of the face amount of insurance.

•	SCHEDULE A, Section 3, AUTOMATIC RETENTION LIMIT, shall be replaced by the following:

AUTOMATIC PORTION RETAINED:

UL-VUL II – PRUCO will retain at least 10% of each policy. PRUCO may cede up to 70% of each policy on a first-dollar quota share basis to other reinsurers.

ProFunds - PRUCO will retain at least 10% of each policy. PRUCO may cede up to 60% of each policy on a first-dollar quota share basis to other reinsurers.

5.	SCHEDULE A, Section 4, AUTOMATIC ACCEPTANCE LIMIT, shall be replaced by the following:

AUTOMATIC ACCEPTANCE LIMIT:

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For any policy to be reinsured under automatic reinsurance, the face amount will not exceed the automatic issue limits shown in the following tables:

UL-VUL II:

US/Canadian Residents – No Foreign Travel – Non-Smoker

Issue Age of Insured		No Substandard Rating	Class A – D	Class E – H
Ages:	0 – 65	$ 70,000,000	$ 65,000,000	$ 43,000,000
	66 – 70	$ 57,000,000	$ 52,000,000	$ 33,000,000
	71 – 75	$ 43,000,000	$ 40,000,000	$ 22,000,000
	76 – 77	$ 25,000,000	$ 22,000,000	$ 15,000,000
	78 – 80	$ 21,000,000	$ 18,000,000	$ 11,000,000
	81 – 85	$ 13,000,000	$ 11,000,000	None
	86 – 90	$ 5,200,000	$ 4,200,000	None

US/Canadian Residents – No Foreign Travel – Smoker

Issue Age of Insured		No Substandard Rating	Class A – D	Class E – H
Ages:	0 – 65	$ 60,000,000	$ 60,000,000	$ 43,000,000
	66 – 70	$ 47,000,000	$ 47,000,000	$ 32,000,000
	71 – 75	$ 38,000,000	$ 38,000,000	$ 22,000,000
	76 – 77	$ 22,000,000	$ 22,000,000	$ 14,000,000
	78 – 80	$ 18,000,000	$ 18,000,000	$ 10,000,000
	81 – 85	$ 11,000,000	$ 10,000,000	None
	86 – 90	$ 4,200,000	$ 3,200,000	None

US/Canadian Residents - Foreign Travel

		Pref. Best – Class C	Class D - E	Class F - H
Ages:	0 – 70	$ 10,000,000	$ 7,500,000	None
	71 – 75	$ 7,500,000	$ 5,000,000	None
	76 – 90	None	None	None

Non US/Canadian Residents

		Pref. Best – Class C	Class D - E	Class F – H
Ages:	0 - 70	$ 20,000,000	$ 15,000,000	None
	71 - 75	$ 15,000,000	$ 10,000,000	None
	76 - 90	None	None	None

ProFunds:

US/Canadian Residents – No Foreign Travel – Non-Smoker

Issue Age of Insured		No Substandard Rating	Class A – D	Class E – H
Ages:	0 – 65	$ 65,000,000	$ 60,000,000	$ 39,500,000
	66 – 70	$ 53,000,000	$ 48,000,000	$ 30,500,000
	71 – 75	$ 39,500,000	$ 36,500,000	$ 20,500,000
	76 – 77	$ 23,500,000	$ 20,500,000	$ 14,000,000
	78 – 80	$ 20,000,000	$ 17,000,000	$ 10,500,000
	81 – 85	$ 12,500,000	$ 10,500,000	None
	86 – 90	$ 5,050,000	$ 4,050,000	None

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US/Canadian Residents – No Foreign Travel – Smoker

Issue Age of Insured		No Substandard Rating	Class A – D	Class E – H
Ages:	0 – 65	$ 55,000,000	$ 55,000,000	$ 39,500,000
	66 – 70	$ 43,000,000	$ 43,000,000	$ 29,500,000
	71 – 75	$ 34,500,000	$ 34,500,000	$ 20,500,000
	76 – 77	$ 20,500,000	$ 20,500,000	$ 13,000,000
	78 – 80	$ 17,000,000	$ 17,000,000	$ 9,500,000
	81 – 85	$ 10,500,000	$ 9,500,000	None
	86 – 90	$ 4,050,000	$ 3,050,000	None

US/Canadian Residents - Foreign Travel

		Pref. Best – Class C	Class D - E	Class F - H
Ages:	0 – 70	$ 10,000,000	$ 7,500,000	None
	71 – 75	$ 7,500,000	$ 5,000,000	None
	76 – 90	None	None	None

Non US/Canadian Residents

		Pref. Best – Class C	Class D - E	Class F – H
Ages:	0 - 70	$ 20,000,000	$ 15,000,000	None
	71 - 75	$ 15,000,000	$ 10,000,000	None
	76 - 90	None	None	None

For any policy to be reinsured under automatic reinsurance, the amounts subject to reinsurance are the First Layer of Coverage amounts shown in the following tables:

US/Canadian Residents – No Foreign Travel

Issue Age of Insured		Pref. Best – Class D	Class E – H
Ages:	0 - 65	$ 50,000,000	$ 35,000,000
	66 - 70	$ 40,000,000	$ 25,000,000
	71 - 75	$ 35,000,000	$ 15,000,000
	76 – 77	$ 15,000,000	$ 10,000,000
	78 – 80	$ 10,000,000	$ 5,000,000
	81 – 85	$ 5,000,000	None
	86 - 90	$ 1,500,000	None

US/Canadian Residents - Foreign Travel

		Pref. Best – Class C	Class D - E	Class F - H
Ages:	0 – 70	$ 10,000,000	$ 7,500,000	None
	71 – 75	$ 7,500,000	$ 5,000,000	None
	76 – 90	None	None	None

Non US/Canadian Residents

		Pref. Best – Class C	Class D - E	Class F – H
Ages:	0 - 70	$ 20,000,000	$ 15,000,000	None
	71 - 75	$ 15,000,000	$ 10,000,000	None
	76 - 90	None	None	None

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For any policy to be reinsured under automatic reinsurance, the amounts reinsured with THE REINSURER on that life will not exceed the amounts in the following tables:

UL-VUL II

US/Canadian Residents – No Foreign Travel

Issue Age of Insured		Pref. Best – Class D	Class E – H
Ages:	0 – 65	$ 10,000,000	$ 7,000,000
	66 – 70	$ 8,000,000	$ 5,000,000
	71 – 75	$ 7,000,000	$ 3,000,000
	76 – 77	$ 3,000,000	$ 2,000,000
	78 – 80	$ 2,000,000	$ 1,000,000
	81 – 85	$ 1,000,000	None
	86 – 90	$ 300,000	None

US/Canadian Residents - Foreign Travel

		Pref. Best – Class C	Class D - E	Class F – H
Ages:	0 – 70	$ 2,000,000	$ 1,500,000	None
	71 – 75	$ 1,500,000	$ 1,000,000	None
	76 – 90	None	None	None

Non US/Canadian Residents

		Pref. Best – Class C	Class D - E	Class F – H
Ages:	0 - 70	$ 4,000,000	$ 3,000,000	None
	71 - 75	$3,000,000	$ 2,000,000	None
	76 - 90	None	None	None

ProFunds

US/Canadian Residents – No Foreign Travel

Issue Age of Insured		Pref. Best – Class D	Class E – H
Ages:	0 – 65	$ 15,000,000	$ 10,500,000
	66 – 70	$ 12,000,000	$ 7,500,000
	71 – 75	$ 10,500,000	$ 4,500,000
	76 – 77	$ 4,500,000	$ 3,000,000
	78 – 80	$ 3,000,000	$ 1,500,000
	81 – 85	$ 1,500,000	None
	86 – 90	$ 450,000	None

US/Canadian Residents - Foreign Travel

		Pref. Best – Class C	Class D - E	Class F – H
Ages:	0 – 70	$ 3,000,000	$ 2,250,000	None
	71 – 75	$ 2,250,000	$ 1,500,000	None
	76 – 90	None	None	None

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Non US/Canadian Residents

		Pref. Best – Class C	Class D - E	Class F – H
Ages:	0 - 70	$ 6,000,000	$ 4,500,000	None
	71 - 75	$4,500,000	$ 3,000,000	None
	76 - 90	None	None	None

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In witness of the above, PRUCO and MUNICH have by their respective officers executed and delivered this Amendment in duplicate on the dates indicated below, with an effective date of May 1, 2002.

PRUCO LIFE INSURANCE COMPANY	MUNICH AMERICAN REASSURANCE COMPANY
By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

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